Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

State Bank Financial Corporation:

We consent to the incorporation by reference in this registration statement on Form S-3 of Cadence Bancorporation of our report dated February 23, 2018, with respect to the consolidated financial statements of State Bank Financial Corporation and Subsidiary, which report appears in Cadence Bancorporation’s Current Report on Form 8-K dated May 21, 2018.

We also consent to the reference to our firm under the caption “Experts” in the registration statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

May 21, 2018